                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        -------------------------------


  Date of Report (Date of earliest event reported):   December 20, 1999
                                                   --------------------


                          CAMDEN NATIONAL CORPORATION
              (Exact name of Registrant as specified in charter)



           Maine                       01-28190                 01-0413282
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission file number)       (IRS employer
     of incorporation)                                     identification no.)


                      Two Elm Street, Camden, Maine 04843
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (207) 236-8821
                                --------------
             (Registrant's telephone number, including area code)


Item 2 - Acquisition or Disposition of Assets
---------------------------------------------

     Acquisition of KSB Bancorp, Inc. After the close of business on December 20, 1999, following receipt of all required regulatory and stockholder approvals, Camden National Corporation, a Maine corporation ("Camden"), completed the acquisition of KSB Bancorp, Inc., a Delaware corporation ("KSB"), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), by and among Camden, Camden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Camden, KSB and Kingfield Savings Bank, a Maine chartered stock savings bank and wholly-owned subsidiary of KSB. The acquisition was effected by a series of transactions resulting in the merger of KSB with and into Camden (the "Merger"), with Camden as the surviving corporation.

     Pursuant to the Merger Agreement, holders of KSB common stock, par value $.01 per share ("KSB Common Stock"), are entitled to receive, for each such share held by them on December 20, 1999 at 5:01 p.m. (the "Effective Time"),
1.136 shares of Camden common stock, no par value ("Camden Common Stock"). Any holder of KSB Common Stock who would otherwise be entitled to receive an amount of cash equal to the product of such fraction and $_____, subject to applicable withholding taxes.
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Approximately [1.5] million shares of Camden common stock will be issued in the
Merger, bringing the total number of Camden shares outstanding to approximately [8] million.

     In addition, at the Effective Time, all outstanding and unexercised options to purchase shares of KSB Common Stock were automatically converted into options to purchase shares of Camden Common Stock. Camden has assumed all of the KSB options subject to the terms and conditions of KSB's stock option plans under which the assumed KSB options were granted. The number of shares of Camden Common Stock purchasable upon exercise of any KSB option is equal to the number of shares of KSB Common Stock that were purchasable prior to the Effective Time multiplied by the exchange ratio of 1.136, rounding to the nearest whole share, and the per share exercise price of each KSB option was adjusted by dividing the per share exercise price of each KSB option by the exchange ratio of 1.136, rounding to the nearest cent.

     The Merger will be accounted for as a pooling of interests under generally accepted accounting principles. A copy of the press release announcing the effectiveness of the Merger is filed as Exhibit 99.5 hereto.

     Board of Directors. As of the Effective Time, the following persons, who were immediately prior to the Effective Time serving as members of the board of directors of KSB, became members of the board of directors of Camden:

               Name                      Term
               ----                      ----

               Winfield F. Robinson      2002
               Theodore C. Johanson      2001

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Financial statements of the business acquired are included as Exhibits 99.1 and 99.2 hereto.

(b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial information for the three years ended December 31, 1998, 1997 and 1996, and as of and for the three months ended September 30, 1999, are included as Exhibit 99.3 and Exhibit 99.4, respectively, hereto.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                      CAMDEN NATIONAL CORPORATION


Dated:  December 30, 1999             By: /s/ Robert W. Daigle
                                      ------------------------------
                                      Name:  Robert W. Daigle
                                      Title: President and
                                             Chief Executive Officer
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                       NOTES TO THE UNAUDITED PRO FORMA
                       CONDENSED COMBINING BALANCE SHEET


Note 1.  Basis of Presentation
         ---------------------

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

     Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of KSB will be combined with those of Camden at book value. In addition, the statements of income of KSB will be combined with the statements of income of Camden as of the earliest period presented. The unaudited pro forma combining statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma combining balance sheet assumes the merger was consummated on September 30, 1999.

Note 2.  Accounting Policies and Financial Statement Classifications
         -----------------------------------------------------------

     The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

Note 3.  Merger and Restructuring-Related Charges
         ----------------------------------------

     The following table provides detail of the estimated charges by type, post-tax:

                                       Estimated
     Type of Cost                      Costs (in thousands)
     ------------                      --------------------

     Personnel                              $  165
     Technology and operations                 300
     Facilities                                 65
     Transaction cost and other              1,600
                                            ------
          Total                             $2,130
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     Personnel-related costs consist primarily of charges related to employee severance, termination of certain employee benefit plans and employee assistance costs for separated employees. Technology and operations costs include accelerated depreciation in excess of normal scheduled depreciation and certain liabilities that will be incurred as a result of the elimination of duplicate systems. Facilities charges consist of lease termination costs and other facilities-related exit costs, as well as accelerated depreciation in excess of normal depreciation, resulting from consolidation of duplicate headquarters and operational facilities.

     These charges have not been reflected in the Unaudited Pro Forma Combining Statement of Income since they are nonrecurring. The unaudited pro forma financial information does not give effect to any cost savings in connection with the pending acquisition.

     The unaudited pro forma financial information presented herein does not reflect the impact of any divestitures that may be required as part of the combination.

Note 4.  Pro Forma Adjustments
         ---------------------

     Pro forma adjustments to accrued expenses and other liabilities and retained earnings reflect the $2.4 million merger and restructuring-related charge and a $270,000 reduction in the deferred tax liability for the anticipated tax benefit of such charge. For additional information on the merger-and restructuring-related charges see Note 3.

Note 5.  Stock Repurchase Plan
         ---------------------

     Camden has had a stock repurchase plan seeking to repurchase stock since September 1996. The original plan was to seek to repurchase up to five percent of its outstanding shares. On October 13, 1998, the Camden Board modified the plan to increase to $6 million the maximum amount of outstanding shares to be repurchased during the subsequent twelve month period. During the period since May 1, 1997, a date two years prior to the Company's discussions with KSB, the Company repurchased 274,682 shares. (See Note 7).

Note 6.  Stock Exchange
         --------------

     The pro forma stockholders' equity accounts of Camden have been adjusted to reflect the issuance of shares of Camden common stock in exchange for all of the outstanding shares of KSB common stock, and the retirement of KSB's treasury stock.

     The 1,481,800 shares of Camden common stock expected to be issued pursuant to the acquisition of KSB are based upon 1,304,401 net KSB shares outstanding as of August 31, 1999 and the exchange ratio of 1.136 shares of Camden common stock for each share of KSB common stock.
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Note 7.  Stock Reissuance
         ----------------

     In connection with the merger, Camden expects to reissue approximately 125,000 shares of common stock pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended. This share reissuance is required for the proposed transaction to be accounted for as pooling of interests in accordance with GAAP. There can be no assurances that the estimated share reissuance will be more than or less than this estimate. The unaudited Pro Forma Combining Balance Sheets have been adjusted to reflect this transaction.

     All issuances are assumed to occur on June 30, 1999, at Camden's closing price of $20.875 per share and are assumed to be issued from treasury shares with an average book value of $17.90 per share as of June 30, 1999.
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                                 EXHIBIT INDEX

Exhibit No.                       Description
----------                        -----------

2.1 Agreement and Plan of Merger, dated as of July 27, 1999, by and among Camden National Corporation, Camden Acquisition Subsidiary, Inc., KSB Bancorp, Inc., and Kingfield Savings Bank. (Incorporated by reference to the Current Report on Form 8-K filed by Camden National Corporation on August 9, 1999.)

23.1 Consent of Berry, Dunn, McNeil & Parker, LLC relating to the financial statements of Camden and KSB.

99.1 Financial Statements of KSB Bancorp, Inc. at and for the periods ended December 31, 1998. (Incorporated by reference to the Annual Report on Form 10-KSB filed by KSB Bancorp, Inc. on March 31, 1999.)

99.2 Unaudited Financial Statements of KSB Bancorp, Inc. at and for the period ended September 30, 1999. (Incorporated by reference to the Quarterly Report on Form 10-QSB filed by KSB Bancorp, Inc. on November 15, 1999.)

99.3 Unaudited Pro Forma Financial Information as of and for the three years ended December 31, 1998, 1997 and 1996.
       (Incorporated by reference to the Registration Statement on Form S-4 filed by Camden National Corporation on October 5, 1999.)

99.4 Unaudited Pro Forma Financial Information as of and for the three months ended September 30, 1999.


99.5   Press Release of Camden National Corporation, dated
       December 20, 1999.